EXHIBIT 23(a)
                                                                -------------


                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Texas Instruments Long-Term Incentive Plan of our report dated January 22, 1997, with respect to the consolidated financial statements of Texas Instruments Incorporated incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1996 and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.




                                          /s/ ERNST & YOUNG LLP
                                          ----------------------
                                          Ernst & Young LLP

July 14, 1997
Dallas, Texas